NEUBERGER & BERMAN EQUITY TRUST


                                   SCHEDULE A

                                 Initial Series
                                 --------------


                         Neuberger & Berman Focus Trust
                        Neuberger & Berman Genesis Trust
                        Neuberger & Berman Guardian Trust
                       Neuberger & Berman Manhattan Trust
                        Neuberger & Berman Partners Trust


                                Additional Series
                                -----------------


               Neuberger & Berman NYCDC Socially Responsive Trust